Exhibit 99.1

Mindspeed Reports Fiscal Second Quarter 2010 Results

Company Doubles Non-GAAP Operating Margin to 12% and Delivers Non-GAAP Net Income of $0.15 per share

NEWPORT BEACH, Calif.--(BUSINESS WIRE)--April 26, 2010--Mindspeed Technologies, Inc. (NASDAQ: MSPD), a leading supplier of semiconductor solutions for network infrastructure applications, today reported results for its fiscal second quarter of 2010, which ended on April 2, 2010.

Fiscal Second Quarter 2010 Financial Highlights:

  Total Revenue: $40.3 million, up 9 percent from the prior fiscal quarter, up 52 percent from the second fiscal quarter of 2009, excluding prior patent sales.
  Non-GAAP Gross Margin: 64.5 percent, up from 63.7 percent in the prior fiscal quarter; GAAP Gross Margin: 64.4 percent, up from 63.6 percent in the prior fiscal quarter.
  Non-GAAP Operating Margin: 12 percent, up from 6 percent in the prior fiscal quarter; GAAP Operating Margin: 8 percent, up from 1 percent in the prior fiscal quarter.
  Non-GAAP Diluted Earnings per Share: $0.15, up from Non-GAAP basic earnings per share of $0.07 in the prior fiscal quarter; GAAP diluted earnings per share: $0.10, up from $(0.01) in the prior fiscal quarter.
  Generated approximately $19.9 million of cash, including $17.0 million in net proceeds from the company’s common stock offering, which closed on March 9, 2010; the company ended the fiscal second quarter of 2010 with cash totaling $31.3 million.

Revenues for the fiscal second quarter of 2010 were $40.3 million and increased sequentially by 9 percent from revenues of $37.0 million in the prior fiscal quarter and increased year-over-year by 52 percent from revenues of $26.5 million in the fiscal second quarter of 2009, excluding patent sales.

The company’s non-GAAP gross margin was $26.0 million, or 64.5 percent of revenues, for the fiscal second quarter of 2010. This is compared to the company’s non-GAAP gross margin of $23.6 million, or 63.7 percent of revenues, for the prior fiscal quarter. Presented on a GAAP basis, gross margin for the fiscal second quarter of 2010 was $25.9 million, or 64.4 percent of revenues, compared to $23.6 million, or 63.6 percent of revenues, for the prior fiscal quarter.

Revenues from multiservice access Voice-over-IP (VoIP) processor solutions contributed 40 percent of fiscal second quarter of 2010 product revenues and increased 16 percent sequentially from the prior fiscal quarter. Revenues from high-performance analog products increased 17 percent sequentially from the prior fiscal quarter and represented 34 percent of product revenues. Wide area networking communications revenues contributed the remaining 26 percent of fiscal second quarter of 2010 product revenues and decreased 8 percent sequentially from the prior fiscal quarter.

Total non-GAAP operating expenses for the fiscal second quarter of 2010 were $21.3 million, or flat sequentially from $21.3 million in the prior fiscal quarter. Total GAAP operating expenses for the fiscal second quarter of 2010 were $22.5 million, down $0.5 million when compared to total GAAP operating expenses for the prior fiscal quarter.

Non-GAAP operating income for the fiscal second quarter of 2010 was $4.7 million, compared to a non-GAAP operating income of $2.3 million for the prior fiscal quarter. On a GAAP basis, operating income for the fiscal second quarter of 2010 was $3.4 million, compared to operating income of $0.5 million in the prior fiscal quarter.

The company’s non-GAAP net income for the fiscal second quarter of 2010 was $4.5 million, or $0.15 per share. This compares to a non-GAAP net income for the prior fiscal quarter of $1.9 million, or $0.07 per share. Presented on a GAAP basis, the company’s net income was $3.1 million, or $0.10 per diluted share, for the fiscal second quarter of 2010, which includes stock-based compensation expense, among other items. This compares to a GAAP net loss of $0.2 million, or $(0.01) per share, for the prior fiscal quarter, which includes stock-based compensation expense and restructuring charges, among other items. Reconciliations of the non-GAAP measures to GAAP measures are included in the accompanying financial data.

In the fiscal second quarter of 2010, the company generated approximately $2.9 million of cash, excluding $17.0 million in net proceeds from the company’s common stock offering, which closed on March 9, 2010. The company ended the quarter with cash totaling $31.3 million.

Commentary

“Our fiscal second quarter was another quarter of excellent execution for Mindspeed with continued strong sequential revenue growth of 9 percent. We also doubled our non-GAAP operating margin to a record 12 percent, from 6 percent in the previous quarter, and we exceeded our expectations by delivering non-GAAP earnings per share of $0.15. Our conviction has never been stronger about the future of our business as we continue to deliver strong growth driven by our market leading positions in exciting product cycles such as fiber optic access, broadband customer premises equipment, high-performance analog switching and signal conditioning for the enterprise, and lastly wireless infrastructure,” said Raouf Y. Halim, Mindspeed’s chief executive officer.

Outlook

Mindspeed expects fiscal third quarter of 2010 revenues to grow between 5 and 9 percent, or to approximately $42.3 million to $43.9 million, from the fiscal second quarter of 2010, excluding potential patent sales, if any. The company expects fiscal third quarter of 2010 non-GAAP gross margin to be approximately 64 percent, excluding potential patent sales, if any. The company also expects non-GAAP operating expenses to be approximately $21.5 million in the fiscal third quarter of 2010.

Fiscal Second Quarter 2010 Conference Call

Mindspeed will conduct a conference call announcing its fiscal second quarter 2010 results on Monday, April 26, 2010, at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. To listen to the conference call via telephone, call 800-593-9968 (domestic) or 210-795-2680 (international); password: Mindspeed. To listen via the Internet, please visit the Investors section of Mindspeed’s web site at www.mindspeed.com. Replay of the conference will be available via telephone one hour after it concludes for a period of 30 days by calling 800-925-2377 (domestic) or 402-220-4105 (international). Replay will also be available on Mindspeed’s web site at www.mindspeed.com during such 30 day period.

Mindspeed to Host Investor and Analyst Event on May 7th, 2010 in New York City

Mindspeed will host an Investor and Analyst Event on Friday, May 7, at 9:30 a.m. Eastern Time in New York City. Senior members of Mindspeed’s management team will provide an update on key growth initiatives, targeted market opportunities and the company’s strategic direction. The event will be held at The New York Palace Hotel, 455 Madison Avenue, New York, NY 10022.

Attendance is by invitation only and registration for the event is required. Analysts and investors interested in attending the event are encouraged to request an invitation by contacting Tricia Ross at 310-478-2700 or tross@finprofiles.com or Andrea D. Williams at 949-579-3111 or investor.relations@mindspeed.com. The presentations will also be available in the Investors section of Mindspeed’s website at www.mindspeed.com.

About Mindspeed Technologies

Mindspeed Technologies, Inc. designs, develops and sells semiconductor solutions for communications applications in the wireline and wireless network infrastructure, which includes today’s separate but interrelated and converging enterprise, broadband access, metropolitan and wide area networks. Our products are classified into three focused product families: multiservice access, high-performance analog and wide area networking communications. Our products are sold to original equipment manufacturers (OEMs) for use in a variety of network infrastructure equipment, including voice and media gateways, high-speed routers, switches, access multiplexers, cross-connect systems, add-drop multiplexers, digital loop carrier equipment, IP private branch exchanges (PBXs), optical modules, broadcast video systems and wireless base station equipment.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include statements regarding the company’s expectations, goals or intentions, including but not limited to, statements under the headings “Commentary” and “Outlook” regarding: revenue growth; gross-margin improvement; the future of the company’s business; growth driven by the company’s fiber optic access, broadband customer premises equipment, high-performance analog switching and signal conditioning for the enterprise and wireless infrastructure product cycles; business trends and economic cycles; and expected levels of revenues, gross margin and operating expenses. These forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about the company and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to: cash requirements and terms and availability of financing; future operating losses; worldwide political and economic uncertainties, and specific conditions in the markets we address; fluctuations in the price of our common stock and our operating results; loss of or diminished demand from one or more key customers or distributors; our ability to attract and retain qualified personnel; constraints in the supply of wafers and other product components from our third-party manufacturers; pricing pressures and other competitive factors; successful development and introduction of new products; doing business internationally and our ability to successfully and cost effectively establish and manage operations in foreign jurisdictions; industry consolidation; order and shipment uncertainty; our ability to obtain design wins and develop revenues from them; lengthy sales cycles; the expense of and our ability to defend our intellectual property against infringement claims by others; product defects and bugs; business acquisitions and investments; and our ability to utilize our net operating loss carry forwards and certain other tax attributes. Risks and uncertainties that could cause the company’s actual results to differ from those set forth in any forward-looking statement are discussed in more detail under "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in the company’s Quarterly Report on Form 10-Q for the quarter ended January 1, 2010, as well as similar disclosures in the company’s subsequent SEC filings. Forward-looking statements contained in this press release are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

MINDSPEED TECHNOLOGIES, INC.

Consolidated Condensed Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three months ended			Six months ended
	April 2,	January 1,	April 3,	April 2,	April 3,
	2010	2010	2009	2010	2009
			(As Adjusted)(*)		(As Adjusted)(*)
Net revenues:
Product	$40,253	$37,026	$26,533	$77,279	$54,264
Intellectual property	—	—	2,000	—	5,000
Total net revenues	40,253	37,026	28,533	77,279	59,264
Cost of goods sold:
Cost of goods sold, excluding asset impairments (a)(b)	14,333	13,463	10,863	27,796	20,612
Asset impairments (c)	—	—	3,667	—	3,667
Total cost of goods sold (a)(b)(c)	14,333	13,463	14,530	27,796	24,279

Gross margin	25,920	23,563	14,003	49,483	34,985

Operating expenses:
Research and development (a)	12,221	12,588	13,100	24,809	26,444
Selling, general and administrative (a)	10,391	9,634	10,702	20,025	21,825
Special charges (d)	(71)	860	4,582	789	6,887
Total operating expenses	22,541	23,082	28,384	45,623	55,156

Operating income/(loss)	3,379	481	(14,381)	3,860	(20,171)

Other expense, net	(198)	(625)	(260)	(823)	(131)

Income/(loss) before income taxes	3,181	(144)	(14,641)	3,037	(20,302)

Provision for income taxes	42	16	172	58	262

Net income/(loss)	$3,139	$(160)	$(14,813)	$2,979	$(20,564)

Net income/(loss) per share:
Basic	$0.11	$(0.01)	$(0.63)	$0.10	$(0.88)
Diluted	$0.10	$(0.01)	$(0.63)	$0.10	$(0.88)

Weighted-average number of shares used in per share computation:
Basic	29,362	28,500	23,573	28,931	23,490
Diluted	30,687	28,500	23,573	29,922	23,490

(*) On October 3, 2009, the Company adopted FASB ASC 470-20 for the accounting of convertible debt instruments that may be settled in cash upon conversion (including partial cash settlements). In accordance with this standard, our prior period financial statements have been adjusted to record a debt discount for the conversion feature and the subsequent amortization to interest expense. The associated increase in our net loss for the three and six months ended April 3, 2009, was $0.2 million and $2.4 million, respectively. The increase in our net loss in the first six months of fiscal 2009 represents both amortization of the debt discounts as well as a reduction in the gain we recorded on our debt extinguishments.

(a) Includes stock-based compensation expense and related payroll costs.

(b) Cost of goods sold includes the favorable effect of sales of certain inventories written down to a zero cost basis during fiscal 2001. The favorable effect of such sales, by quarter, was approximately $0.4 million (April 2010), $0.5 million (January 2010) and $0.3 million (April 2009). For the six months ended April 2, 2010 and April 3, 2009, the favorable effect of such sales was $0.9 million and $1.0 million.

(c) Asset impairments include the write-down of the carrying value of technology developed by Ample Communications, Inc., which was previously acquired by the company ($2.3 million), certain Ample related inventory ($1.0 million) and certain manufacturing related fixed assets ($0.3 million).

(d) Special charges consists of tangible and intangible asset impairments and restructuring charges.

MINDSPEED TECHNOLOGIES, INC.

Reconciliation of Non-GAAP Measures to GAAP Measures
(unaudited, in thousands, except per share amounts)

	Three months ended			Six months ended
	April 2,	January 1,	April 3,	April 2,	April 3,
	2010	2010	2009	2010	2009
			(As Adjusted)(*)		(As Adjusted)(*)
Reconciliation of Non-GAAP Gross Margin to GAAP Gross Margin
Non-GAAP gross margin	$25,958	$23,595	$17,684	$49,553	$38,857
Items excluded from non-GAAP gross margin:
Stock-based compensation and related payroll costs	38	32	14	70	50
Amortization of intangible assets (e)	—	—	—	—	155
Asset impairments (f)	—	—	3,667	—	3,667
Gross margin	$25,920	$23,563	$14,003	$49,483	$34,985

Reconciliation of Non-GAAP Research and Development Expenses to GAAP Research and Development Expenses
Non-GAAP research and development expenses	$11,994	$12,281	$13,070	$24,275	$26,072
Items excluded from non-GAAP research and development expenses:
Stock-based compensation and related payroll costs	227	307	100	534	442
Employee separation costs (g)	—	—	(70)	—	(70)
Research and development expenses	$12,221	$12,588	$13,100	$24,809	$26,444

Reconciliation of Non-GAAP Selling, General and Administrative Expenses to GAAP Selling, General and Administrative Expenses
Non-GAAP selling, general and administrative expenses	$9,307	$9,019	$10,163	$18,326	$20,726
Items excluded from non-GAAP selling, general and administrative expenses:
Stock-based compensation and related payroll costs	1,084	601	415	1,685	1,009
Employee separation costs (g)	—	—	1	—	(14)
Reverse stock split costs (i)	—	—	—	—	(19)
Employee option exchange costs (j)	—	14	123	14	123
Selling, general and administrative expenses	$10,391	$9,634	$10,702	$20,025	$21,825

Reconciliation of Non-GAAP Operating Expenses to GAAP Operating Expenses
Non-GAAP operating expenses	$21,301	$21,300	$23,233	$42,601	$46,798
Items excluded from non-GAAP operating expenses:
Stock-based compensation and related payroll costs	1,311	908	515	2,219	1,451
Employee separation costs (g)	—	—	(69)	—	(84)
Special charges (h)	(71)	860	4,582	789	6,887
Reverse stock split costs (i)	—	—	—	—	(19)
Employee option exchange costs (j)	—	14	123	14	123
Operating expenses	$22,541	$23,082	$28,384	$45,623	$55,156

Reconciliation of Non-GAAP Operating Income/(Loss) to GAAP Operating Income/(Loss)
Non-GAAP operating income/(loss)	$4,657	$2,295	$(5,549)	$6,952	$(7,941)
Items excluded from non-GAAP operating income/(loss):
Stock-based compensation and related payroll costs	1,349	940	529	2,289	1,501
Amortization of intangible assets (e)	—	—	—	—	155
Asset impairments (f)	—	—	3,667	—	3,667
Employee separation costs (g)	—	—	(69)	—	(84)
Special charges (h)	(71)	860	4,582	789	6,887
Reverse stock split costs (i)	—	—	—	—	(19)
Employee option exchange costs (j)	—	14	123	14	123
Operating income/(loss)	$3,379	$481	$(14,381)	$3,860	$(20,171)

Reconciliation of Non-GAAP Other Income/(Expense), Net to GAAP Other Expense, Net
Non-GAAP other income/(expense), net	$(99)	$(390)	$72	$(489)	$(474)
Items excluded from non-GAAP other income/(expense), net:
Gain on debt extinguishment (k)	—	—	—	—	1,121
Non-cash interest expense on convertible senior notes (l)	(99)	(235)	(332)	(334)	(778)
Other expense, net	$(198)	$(625)	$(260)	$(823)	$(131)

Reconciliation of Non-GAAP Net Income/(Loss) to GAAP Net Income/(Loss)
Non-GAAP net income/(loss)	$4,516	$1,889	$(5,649)	$6,405	$(8,677)
Items excluded from non-GAAP net income/(loss):
Stock-based compensation and related payroll costs	1,349	940	529	2,289	1,501
Amortization of intangible assets (e)	—	—	—	—	155
Asset impairments (f)	—	—	3,667	—	3,667
Employee separation costs (g)	—	—	(69)	—	(84)
Special charges (h)	(71)	860	4,582	789	6,887
Reverse stock split costs (i)	—	—	—	—	(19)
Employee option exchange costs (j)	—	14	123	14	123
Gain on debt extinguishment (k)	—	—	—	—	(1,121)
Non-cash interest expense on convertible senior notes (l)	99	235	332	334	778
Net income/(loss)	$3,139	$(160)	$(14,813)	$2,979	$(20,564)

Reconciliation of Non-GAAP Net Income/(Loss) Per Share to GAAP Net Income/(Loss) Per Share
Net income/(loss) per share, basic:
Non-GAAP net income/(loss)	$0.15	$0.07	$(0.24)	$0.22	$(0.37)
Adjustments	(0.04)	(0.08)	(0.39)	(0.12)	(0.51)
Net income/(loss)	$0.11	$(0.01)	$(0.63)	$0.10	$(0.88)

Net income per share, diluted:
Non-GAAP net income	$0.15			$0.21
Adjustments	(0.05)			(0.11)
Net income	$0.10			$0.10

(*) On October 3, 2009, the Company adopted FASB ASC 470-20 for the accounting of convertible debt instruments that may be settled in cash upon conversion (including partial cash settlements). In accordance with this standard, our prior period financial statements have been adjusted to record a debt discount for the conversion feature and the subsequent amortization to interest expense. The associated increase in our net loss for the three and six months ended April 3, 2009, was $0.2 million and $2.4 million, respectively. The increase in our net loss in the first six months of fiscal 2009 represents both amortization of the debt discounts as well as a reduction in the gain we recorded on our debt extinguishments.

(e) Amortization of intangible assets reflects amortization expense on purchased intangibles from the acquisition of certain of the assets of Ample in the fourth quarter of fiscal 2007.

(f) Asset impairments include the write-down of the carrying value of technology developed by Ample ($2.3 million), certain Ample related inventory ($1.0 million) and certain manufacturing related fixed assets ($0.3 million).

(g) Employee separation costs consist of severance benefits payable to certain former employees of the company as a result of organizational changes.

(h) Special charges consists of tangible and intangible asset impairments and restructuring charges.

(i) Reverse stock split costs consist of the costs incurred to effect and account for the reverse stock split.

(j) Employee option exchange costs consist of the costs incurred to implement and account for the employee option exchange program.

(k) Gain on debt extinguishment represents the gain we recorded in connection with extinguishing portions of our convertible debt instrument.

(l) Non-cash interest expense on convertible senior notes represents the amortization of debt discounts recorded in accordance with FASB ASC 470-20, related to the Company’s 3.75% and 6.5% convertible senior notes.

Non-GAAP Measures

We provide non-GAAP measures as a supplement to financial results based on GAAP. A detailed reconciliation of the non-GAAP results to the most directly comparable GAAP measures is set forth above under the heading “Reconciliation of Non-GAAP Measures to GAAP Measures.” Investors are encouraged to review this reconciliation. We believe the presentation of non-GAAP measures provides investors with additional insight into underlying operating results and prospects for the future by excluding stock-based compensation and related payroll costs, asset impairments, amortization of intangible assets, employee separation costs, costs related to our reverse split and employee option exchange program, the effects of special charges such as asset impairments and restructuring charges, gain on extinguishment of debt and/or non-cash interest expense on our convertible senior notes. We have historically reported similar financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

We use non-GAAP gross margin, research and development expenses, selling, general and administrative expenses, operating expenses, operating income/(loss), other income/(expense), net, net income/(loss) and net income/(loss) per share internally to evaluate our operating performance and to determine certain components of management compensation. In addition, we use these non-GAAP measures for internal budgets and forecasts. We believe that these non-GAAP measures can be useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Non-GAAP gross margin excludes stock-based compensation expense and related payroll costs, amortization of intangible assets and asset impairments. Non-GAAP research and development expenses excludes stock-based compensation and related payroll costs and employee separation costs. Non-GAAP selling, general and administrative expenses excludes stock-based compensation and related payroll costs, employee separation costs, reverse stock split costs and employee option exchange costs. Non-GAAP operating expenses excludes stock-based compensation expense and related payroll costs, employee separation costs, special charges, reverse stock split costs and employee option exchange costs. Non-GAAP operating income/(loss) excludes stock-based compensation expense and related payroll costs, employee separation costs, amortization of intangible assets, employee separation costs, special charges, reverse stock split costs and employee option exchange costs. Non-GAAP other income/(expense), net, excludes gain on extinguishment of debt and non-cash interest expense on our convertible senior notes. Non-GAAP net income/(loss) and non-GAAP net income/(loss) per share exclude stock-based compensation expense and related payroll costs, amortization of intangible assets, asset impairments, employee separation costs, special charges, reverse stock split costs, employee option exchange costs, gain on extinguishment of debt and non-cash interest expense on our convertible senior notes.

We exclude stock-based compensation and related payroll costs from non-GAAP measures because we believe that excluding these costs can enhance the understanding of our performance. We exclude the amortization of intangible assets and asset impairments from non-GAAP measures because we believe it provides a helpful perspective on our operating performance. We exclude special charges, employee separation costs, reverse stock split costs, costs related to our employee option exchange program and non-cash interest expense on our convertible senior notes because they include restructuring charges, asset impairments or other significant discrete items that may not be indicative of our ongoing operations or economic performance. We exclude gain on debt extinguishment because it is considered by management to be outside our core operating activities.

We do not provide forward-looking GAAP measures or a reconciliation of the forward-looking non-GAAP measures to GAAP measures because of our inability to project special charges, asset impairments, employee separation costs and stock-based compensation and related payroll costs.

The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP. The non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. We endeavor to compensate for the limitations of these non-GAAP measures by providing GAAP financial statements, descriptions of the reconciling items and a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures so that investors can appropriately incorporate the non-GAAP measures and their limitations into their analyses. For complete information on stock-based compensation and related payroll costs, amortization of intangible assets, asset impairments, our reverse stock split, our employee option exchange program, employee separation costs, special charges, gain on extinguishment of debt and non-cash interest expense on our convertible senior notes, please see our financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report we expect to file with the SEC with respect to the financial periods discussed herein.

MINDSPEED TECHNOLOGIES, INC.

Consolidated Condensed Balance Sheets
(unaudited, in thousands)

	April 2,	October 2,
	2010	2009
		(As Adjusted)(*)
ASSETS
Current Assets
Cash	$31,348	$20,891
Receivables, net	14,971	7,662
Inventories	7,485	10,902
Deferred tax assets - current	1,402	1,574
Prepaid expenses and other current assets	2,792	2,529
Total current assets	57,998	43,558

Property, plant and equipment, net	11,717	11,018
License agreements	6,993	6,505
Other assets	1,228	1,382
Total assets	$77,936	$62,463

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$6,681	$6,338
Accrued compensation and benefits	6,146	5,788
Accrued income taxes	348	525
Deferred income on sales to distributors	4,730	2,604
Deferred revenue	784	1,106
Restructuring	479	448
Convertible senior notes – short term	—	10,349
Other current liabilities	2,746	2,177
Total current liabilities	21,914	29,335

Convertible senior notes – long term	13,611	13,415
Other liabilities	1,372	823
Total liabilities	36,897	43,573

Stockholders' equity	41,039	18,890
Total liabilities and stockholders' equity	$77,936	$62,463

(*) On October 3, 2009, the Company adopted FASB ASC 470-20 for the accounting of convertible debt instruments that may be settled in cash upon conversion (including partial cash settlements). In accordance with this standard, our prior period financial statements have been adjusted to record a debt discount for the conversion feature and the subsequent amortization to interest expense. The associated increase in our net loss for the three and six months ended April 3, 2009, was $0.2 million and $2.4 million, respectively. The increase in our net loss in the first six months of fiscal 2009 represents both amortization of the debt discounts as well as a reduction in the gain we recorded on our debt extinguishments.

MINDSPEED TECHNOLOGIES, INC.

Consolidated Condensed Statements of Cash Flows
(unaudited, in thousands)

	Six months ended
	April 2,	April 3,
	2010	2009
		(As Adjusted)(*)
Cash Flows From Operating Activities
Net income/(loss)	$2,979	$(20,564)
Adjustments required to reconcile net income/(loss) to the net cash provided by/(used in) operating activities:
Depreciation and amortization	2,865	3,124
Asset impairments	—	5,498
Restructuring charges	789	4,022
Stock compensation	2,217	1,494
Inventory provisions	1,025	1,279
Gain on debt extinguishment	—	(1,121)
Amortization of debt discount on convertible senior notes	347	778
Other non-cash items, net	215	78
Changes in assets and liabilities:
Receivables	(7,398)	7,245
Inventories	2,392	703
Accounts payable	111	(5,662)
Deferred income on sales to distributors	2,126	(1,124)
Restructuring	(770)	(1,937)
Accrued expenses and other current liabilities	334	(1,378)
Other	(531)	291

Net cash provided by/(used in) operating activities	6,701	(7,274)

Cash Flows From Investing Activities
Capital expenditures	(3,047)	(3,592)

Net cash used in investing activities	(3,047)	(3,592)

Cash Flows From Financing Activities
Gross proceeds from sale of equity	18,300	—
Offering costs from sale of equity	(1,307)	—
Extinguishment of convertible debt	(10,500)	(17,320)
Payments made on capital lease obligations	(249)	—
Borrowings under line of credit	7,000	—
Payments made on borrowings under line of credit	(7,000)	—
Debt issuance costs	—	(256)
Exercise of options and warrants	474	—

Net cash provided by/(used in) financing activities	6,718	(17,576)

Effect of foreign currency exchange rates on cash	85	(23)

Net increase/(decrease) in cash	10,457	(28,465)
Cash at beginning of period	20,891	43,033

Cash at end of period	$31,348	$14,568

(*) On October 3, 2009, the Company adopted FASB ASC 470-20 for the accounting of convertible debt instruments that may be settled in cash upon conversion (including partial cash settlements). In accordance with this standard, our prior period financial statements have been adjusted to record a debt discount for the conversion feature and the subsequent amortization to interest expense. The associated increase in our net loss for the three and six months ended April 3, 2009, was $0.2 million and $2.4 million, respectively. The increase in our net loss in the first six months of fiscal 2009 represents both amortization of the debt discounts as well as a reduction in the gain we recorded on our debt extinguishments.

MINDSPEED TECHNOLOGIES, INC.
Selected Corporate Data
(unaudited, in thousands)

	Three months ended			Six months ended
	April 2,	January 1,	April 3,	April 2,	April 3,
	2010	2010	2009	2010	2009

Gross margin %	64%	64%	49%	64%	59%

Cash provided by/(used in):
Operating activities	$4,720	$1,981	$(4,007)	$6,701	$(7,274)
Investing activities	(2,239)	(808)	(1,417)	(3,047)	(3,592)
Financing activities	17,325	(10,607)	(12)	6,718	(17,576)
Effect of foreign currency on cash	61	24	(26)	85	(23)
Net increase/(decrease) in cash	$19,867	$(9,410)	$(5,462)	$10,457	$(28,465)

Depreciation	$1,230	$1,192	$1,271	$2,422	$2,574
Capital expenditures	1,315	1,833	1,186	3,148	2,970

Revenues by region:
Americas	$7,888	$8,618	$8,734	$16,506	$21,053
Europe	3,508	2,352	3,533	5,860	7,014
Asia-Pacific	28,857	26,056	16,266	54,913	31,197
	$40,253	$37,026	$28,533	$77,279	$59,264

Revenues by product line:
Multiservice access DSP products	$16,168	$13,955	$10,781	$30,123	$21,570
High-performance analog products	13,531	11,580	8,162	25,111	18,681
WAN communications products	10,554	11,491	7,590	22,045	14,013
Total net product revenues	40,253	37,026	26,533	77,279	54,264
Intellectual property	—	—	2,000	—	5,000
Total net revenues	$40,253	$37,026	$28,533	$77,279	$59,264

CONTACT:
Press Relations:
Magnet PR Group
Lisa Briggs, 949-305-5131
lisab@magnetprgroup.com
or
Investor Relations:
Mindspeed Technologies, Inc.
Andrea D. Williams, 949-579-3111